Exhibit 99.1

Gregory J. Larson Executive Vice President 240.744.5120

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS STRONG GROWTH IN OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2007 AND ANNOUNCES $500 MILLION STOCK REPURCHASE PROGRAM

BETHESDA, MD; February 20, 2008 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the fourth quarter and for the full year ended December 31, 2007.

•

Total revenue increased $99 million, or 5.8%, to $1,809 million for the fourth quarter and $613 million, or 12.7%, to $5,426 million for full year 2007. Excluding the revenues from the Starwood portfolio which was purchased in April 2006, revenues increased 7.6% for the full year.

•

Net income increased $98 million to $294 million for the fourth quarter and decreased $11 million to $727 million for full year 2007. Earnings per diluted share increased $.18 to $.54 for the fourth quarter and decreased $.15 to $1.33 for full year 2007.

Net income included a net gain of $24 million, or $.04 per diluted share, for the fourth quarter and $114 million, or $.21 per diluted share, for the full year from gains on hotel dispositions, partially offset by debt repayment or refinancing costs. By comparison, the fourth quarter and full year 2006, net income included a net gain of $8 million, or $.01 per diluted share, and $355 million, or $.73 per diluted share, respectively, associated with similar transactions, as well as costs associated with preferred stock redemptions and the Starwood acquisition. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this earnings release.

•

Funds From Operations (FFO) per diluted share increased 29.3% from $.58 to $.75 for the fourth quarter and 24.8% from $1.53 to $1.91 for full year 2007. FFO per diluted share was reduced by $.08 for full year 2007 due to costs associated with debt repayments or refinancings. By comparison, FFO per diluted share was reduced by $.03 and $.09 for the fourth quarter and full year 2006, respectively, for costs associated with similar transactions, as well as costs associated with preferred stock redemptions and the Starwood acquisition. For further detail, see the Schedule of Significant Transactions noted above. The Company’s results exceeded the high end of its diluted FFO per share guidance due primarily to the settlement of the business interruption insurance recovery for the New Orleans Marriott and lower than forecasted stock compensation expense.

The Company also announced the following results for Host Hotels & Resorts, L.P. (“Host LP”), through which it conducts all of its operations and holds approximately 97% of the partnership interests:

•

Net income increased $100 million to $304 million for the fourth quarter and decreased $16 million to $753 million for full year 2007. Net income of Host LP was also affected by certain transactions—See the Schedule of Significant Transactions noted above.

•

Adjusted EBITDA (Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items) increased 13.0% to $540 million for the fourth quarter and 19.0% to $1,521 million for full year 2007 primarily due to growth in EBITDA from the Company’s comparable hotel portfolio, and EBITDA generated by the Starwood portfolio for the full year in 2007 compared to approximately nine months in 2006.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (Generally Accepted Accounting Principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). Effective with this earnings release, the Company changed its methodology for calculating Adjusted EBITDA as it relates to both consolidated and unconsolidated entities. See the discussion included in this press release for information regarding these non-GAAP financial measures, as well as a discussion of the change in the calculation of Adjusted EBITDA.

OPERATING RESULTS

RevPAR for the Company’s comparable hotels plus the Starwood portfolio increased 5.6% for the fourth quarter, as a result of a 6.4% increase in average room rate and a slight decrease in occupancy of 0.5 percentage points. For full year 2007, RevPAR increased 6.5%, driven by increases in average room rate of 5.9% and occupancy of 0.4 percentage points. The Company includes the Starwood portfolio, which was acquired in April 2006, when it discusses results of comparable hotels due to the significant contribution of these hotels to its operations. Comparable hotel RevPAR (not including the Starwood portfolio) increased 5.2% for the fourth quarter 2007 and 5.8% for full year 2007. Comparable hotel adjusted operating profit margins increased 0.5 percentage points and 0.7 percentage points for the fourth quarter and full year 2007, respectively. For further detail, see “Notes to the Financial Information.”

STOCK REPURCHASE PROGRAM

The Company’s Board of Directors has authorized a program to repurchase up to $500 million of common stock. The common stock may be purchased in the open market or through private transactions, dependent upon market conditions. The plan does not obligate the Company to repurchase any specific number of shares and may be suspended at any time at management’s discretion. The Company has approximately 523 million shares outstanding.

BALANCE SHEET

As of December 31, 2007, the Company had approximately $488 million of cash and cash equivalents. Excluding amounts necessary for working capital, the Company intends to use its available funds for dividend payments, stock repurchases, to invest in the portfolio, acquire new properties or make further debt repayments. The Company currently has $600 million available under its line of credit.

ASSET DISPOSITIONS

During the fourth quarter, the Company sold the Sheraton Tucson and the Minneapolis Marriott Southwest for approximately $70 million and recorded a gain on the sales of approximately $24 million in the quarter.

DIVIDEND

In 2007, the Company declared a total dividend of $1.00 per share. For 2008, the Company expects to declare a fixed $.20 per share common dividend each quarter as well as a special dividend in the fourth quarter, which based on the Company’s current outlook will be similar to the 2007 level.

2008 OUTLOOK

The Company expects comparable hotel RevPAR, which will include the Starwood portfolio, to increase approximately 2% to 4% for the full year 2008 and near the low end of our full year guidance for the first quarter. For full year 2008, the Company also expects its operating profit margins under GAAP to decrease approximately 130 basis points to 60 basis points and its comparable hotel adjusted operating profit margins will range from a decrease of 25 basis points to an increase of 25 basis points. Based upon these estimates, the full year 2008 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $.08 to $.09 for the first quarter and $1.05 to $1.14 for the full year;

•	net income should be approximately $43 million to $48 million for the first quarter and $568 million to $622 million for the full year; and

•	FFO per diluted share should be approximately $.29 to $.30 for the first quarter and $1.88 to $1.98 for the full year.

Host Hotels & Resorts, L.P.

•	net income should be approximately $45 million to $50 million for the first quarter and $594 million to $650 million for the full year; and

•	Adjusted EBITDA should be approximately $1,450 million to $1,505 million for the full year.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 119 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns ten hotels in Europe with approximately 3,200 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt® , Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: international, national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 19, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 3% of the partnership interests in Host LP held by outside partners as of February 19, 2008, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

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HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets December 31, 2007 (unaudited) and December 31, 2006	7

Consolidated Statements of Operations (unaudited) Quarter Ended and Year Ended December 31, 2007 and December 31, 2006	8

Earnings per Common Share	10

Comparable Hotel Operating Data

Comparable Hotels plus Starwood Portfolio by Region and Property Type	11

Comparable Hotels by Region and Property Type	13

Schedule of Comparable Hotel Results	15

Other Financial and Operating Data	18

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share	20

Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share	22

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations Quarter Ended and Year Ended December 31, 2007 and December 31, 2006	23

Reconciliation of Net Income to EBITDA and Adjusted EBITDA	24

2008 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for First Quarter 2008 Forecasts	25

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2008 Forecasts	26

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2008 Forecasts	28

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2008 Forecasts	30

Notes to Financial Information	31

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except per share amounts)

	December 31,
	2007	2006
	(unaudited)
ASSETS
Property and equipment, net	$10,588	$10,584
Assets held for sale	—	96
Due from managers	106	51
Investments in affiliates	194	160
Deferred financing costs, net	51	60
Furniture, fixtures and equipment replacement fund	122	100
Other	198	199
Restricted cash	65	194
Cash and cash equivalents	488	364

Total assets	$11,812	$11,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $1,088 million and $495 million, respectively, net of discount, of exchangeable senior debentures	$4,114	$3,526
Mortgage debt	1,423	2,014
Credit facility	—	250
Other	88	88

Total debt	5,625	5,878
Accounts payable and accrued expenses	315	243
Other	215	252

Total liabilities	6,155	6,373

Interest of minority partners of Host Hotels & Resorts, L.P.	188	185
Interest of minority partners of other consolidated partnerships	28	28

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding shares issued and outstanding, respectively	97	97
Common stock, par value $.01 per share, 750 million shares authorized; 522.6 million shares and 521.1 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,673	5,680
Accumulated other comprehensive income	45	25
Deficit	(379)	(585)

Total stockholders’ equity	5,441	5,222

Total liabilities and stockholders’ equity	$11,812	$11,808

(a)	Our consolidated balance sheet as of December 31, 2007 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues
Rooms	$1,082	$1,016	$3,306	$2,925
Food and beverage	572	550	1,644	1,472
Other	113	102	356	297

Total hotel sales	1,767	1,668	5,306	4,694
Rental income	42	42	120	119

Total revenues	1,809	1,710	5,426	4,813

Expenses
Rooms	255	239	789	696
Food and beverage	401	389	1,194	1,081
Other departmental and support expenses	418	405	1,290	1,158
Management fees	99	84	270	223
Other property-level expenses	126	124	395	361
Depreciation and amortization	164	145	517	451
Corporate and other expenses	20	32	69	94
Gain on insurance settlement (b)	(46)	(13)	(51)	(13)

Total operating costs and expenses	1,437	1,405	4,473	4,051

Operating profit	372	305	953	762
Interest income	10	11	37	33
Interest expense	(110)	(152)	(422)	(450)
Net gains (losses) on property transactions	1	(2)	6	1
Minority interest expense	(11)	(11)	(32)	(41)
Equity in earnings (losses) of affiliates	6	2	11	(6)

Income before income taxes	268	153	553	299
Benefit (provision) for income taxes	1	9	(3)	(5)

Income from continuing operations	269	162	550	294
Income from discontinued operations (b)(c)	25	34	177	444

Net income	294	196	727	738
Less:Dividends on preferred stock	(3)	(2)	(9)	(14)
Issuance costs of redeemed preferred stock (d)	—	—	—	(6)

Net income available to common stockholders	$291	$194	$718	$718

Basic earnings per common share:
Continuing operations	$.51	$.31	$1.04	$.57
Discontinued operations	.05	.06	.34	.92

Basic earnings per common share	$.56	$.37	$1.38	$1.49

Diluted earnings per common share
Continuing operations	$.49	$.30	$1.01	$.56
Discontinued operations	.05	.06	.32	.92

Diluted earnings per common share	$.54	$.36	$1.33	$1.48

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	The gain on insurance settlement reflects proceeds from damages incurred from Hurricanes Katrina and Wilma in 2005. Gain is comprised of the following (in millions):

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Continuing operations
Gain on business interruption insurance proceeds	$30	$13	$30	$13
Gain on property insurance proceeds	16	—	21	—

	$46	$13	$51	$13

Discontinued operations
Gain on business interruption insurance proceeds	$—	$3	$6	$3
Gain on property insurance proceeds	—	—	1	—

	$—	$3	$7	$3

(c)	Reflects the results of operations (including the gains on insurance settlements discussed in footnote (b) above) and gains on sale, net of the related income tax, for nine properties sold in 2007 and seven properties sold in 2006.
(d)	Represents the original issuance cost associated with the redemption of the Class C preferred stock in 2006.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2007			Quarter ended December 31, 2006
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$294	522.5	$.56	$196	520.9	$.38
Dividends on preferred stock	(3)	—	—	(2)	—	(.01)

Basic earnings available to common stockholders (a)(b)	291	522.5	.56	194	520.9	.37
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	0.7	—	—	2.0	—
Assuming conversion of minority OP units issuable	—	1.2	(.01)	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures	6	30.5	(.01)	6	29.0	(.01)

Diluted earnings available to common stockholders (a)(b)	$297	554.9	$.54	$200	551.9	$.36

	Year ended December 31, 2007			Year ended December 31, 2006
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$727	522.1	$1.39	$738	481.8	$1.53
Dividends on preferred stock	(9)	—	(.01)	(14)	—	(.03)
Issuance costs of redeemed preferred stock (c)	—	—	—	(6)	—	(.01)

Basic earnings available to common stockholders (a)(b)	718	522.1	1.38	718	481.8	1.49
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	0.9	(.01)	—	2.0	(.01)
Assuming conversion of minority OP units issuable	—	1.2	—	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures	19	30.5	(.04)	—	—	—

Diluted earnings available to common stockholders (a)(b)	$737	554.7	$1.33	$718	483.8	$1.48

(a)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(b)	Our results for certain periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”
(c)	Represents the original issuance costs associated with the redemption of the Company’s Class C preferred stock in the second quarter of 2006.

HOST HOTELS & RESORTS, INC.

Comparable Hotels plus the Starwood Portfolio Hotel Operating Data

(unaudited)

Comparable Hotels plus the Starwood Portfolio by Region (a)

	As of December 31, 2007		Quarter ended December 31, 2007			Quarter ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	28	16,019	$199.68	72.4%	$144.65	$192.05	71.5%	$137.37	5.3%
Mid-Atlantic	11	8,681	303.14	83.0	251.66	274.80	84.1	231.18	8.9
North Central	14	6,175	162.67	67.0	108.96	158.96	69.2	109.97	(0.9)
Florida	10	5,922	192.79	61.0	117.67	189.38	64.0	121.19	(2.9)
New England	11	5,663	192.45	75.3	144.97	172.53	72.0	124.16	16.8
DC Metro	13	5,662	210.79	71.5	150.69	199.64	71.0	141.83	6.2
South Central	8	4,358	158.73	66.0	104.75	156.15	69.9	109.21	(4.1)
Mountain	7	2,640	150.49	62.3	93.76	140.99	66.4	93.58	0.2
Atlanta	7	2,625	204.88	67.4	138.11	192.33	68.9	132.43	4.3
International	7	2,471	166.21	73.0	121.40	146.52	71.7	105.00	15.6

All Regions	116	60,216	207.38	71.4	148.03	194.87	71.9	140.12	5.6

	As of December 31, 2007		Year ended December 31, 2007			Year ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	28	16,019	$200.99	75.9%	$152.60	$191.66	75.4%	$144.44	5.7%
Mid-Atlantic	11	8,681	260.84	82.6	215.51	237.41	80.6	191.25	12.7
North Central	14	6,175	153.96	69.3	106.63	148.14	70.5	104.46	2.1
Florida	10	5,922	205.56	69.7	143.25	199.08	70.4	140.17	2.2
New England	11	5,663	176.22	74.7	131.68	167.98	72.3	121.47	8.4
DC Metro	13	5,662	198.34	75.6	150.03	192.78	73.5	141.66	5.9
South Central	8	4,358	158.80	70.1	111.35	149.65	71.2	106.62	4.4
Mountain	7	2,640	148.59	66.7	99.06	137.98	67.4	92.94	6.6
Atlanta	7	2,625	197.10	68.6	135.13	188.61	70.5	132.97	1.6
International	7	2,471	156.37	69.3	108.30	143.61	70.4	101.05	7.2

All Regions	116	60,216	197.08	74.0	145.90	186.09	73.6	136.95	6.5

HOST HOTELS & RESORTS, INC.

Comparable Hotels plus the Starwood Portfolio Hotel Operating Data

(unaudited)

Comparable Hotels plus the Starwood Portfolio by Property Type (a)

	As of December 31, 2007		Quarter ended December 31, 2007			Quarter ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	55	33,016	$229.89	75.0%	$172.35	$213.25	75.2%	$160.43	7.4%
Suburban	32	12,307	160.97	65.1	104.74	150.14	66.2	99.38	5.4
Airport 16	17	7,556	142.25	74.1	105.46	138.04	72.9	100.64	4.8
Resort/Conference	12	7,337	242.96	62.9	152.81	238.13	65.4	155.72	(1.9)

All Types	116	60,216	207.38	71.4	148.03	194.87	71.9	140.12	5.6

	As of December 31, 2007		Year ended December 31, 2007			Year ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	55	33,016	$210.91	77.0%	$162.41	$197.19	76.2%	$150.25	8.1%
Suburban	32	12,307	157.59	67.5	106.31	148.62	67.4	100.14	6.2
Airport 16	17	7,556	138.39	75.2	104.01	132.81	74.1	98.39	5.7
Resort/Conference	12	7,337	256.16	70.5	180.61	247.96	71.8	178.04	1.4

All Types	116	60,216	197.08	74.0	145.90	186.09	73.6	136.95	6.5

(a)	Reflects our comparable hotels plus the 23 hotels acquired from Starwood in April 2006 that we own as of December 31, 2007. For further detail, see the notes to the financial information for a discussion of reporting periods and comparable hotel plus the Starwood portfolio operating statistics. The 2006 results and percentage change statistics include results prior to our ownership for the Starwood portfolio.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of December 31, 2007		Quarter ended December 31, 2007			Quarter ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	22	12,016	$211.09	72.1%	$152.09	$201.89	70.6%	$142.56	6.7%
Mid-Atlantic	8	5,870	283.42	81.7	231.67	258.25	82.4	212.76	8.9
North Central	11	4,586	172.80	68.6	118.49	170.49	70.6	120.41	(1.6)
Florida	9	5,663	196.94	60.7	119.59	194.02	63.5	123.16	(2.9)
New England	6	3,032	199.08	78.9	157.13	174.32	76.4	133.20	18.0
DC Metro	12	5,399	209.72	71.6	150.06	199.47	70.5	140.66	6.7
South Central	7	4,126	152.23	66.0	100.49	150.95	70.2	105.98	(5.2)
Mountain	6	2,210	143.56	60.0	86.09	135.00	64.8	87.45	(1.6)
Atlanta	7	2,625	204.88	67.4	138.11	192.33	68.9	132.43	4.3
International	5	1,953	176.84	73.3	129.60	154.70	72.6	112.31	15.4

All Regions	93	47,480	206.00	70.6	145.50	194.12	71.2	138.27	5.2

	As of December 31, 2007		Year ended December 31, 2007			Year ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	22	12,016	$211.60	75.1%	$158.90	$200.75	74.5%	$149.49	6.3%
Mid-Atlantic	8	5,870	248.56	81.3	202.12	227.45	79.9	181.76	11.2
North Central	11	4,586	160.44	70.6	113.22	154.63	72.3	111.87	1.2
Florida	9	5,663	209.60	69.6	145.95	203.71	70.2	142.94	2.1
New England	6	3,032	182.63	77.8	142.10	170.11	76.9	130.81	8.6
DC Metro	12	5,399	197.41	75.4	148.78	192.23	73.1	140.51	5.9
South Central	7	4,126	152.88	70.5	107.77	144.72	71.6	103.63	4.0
Mountain	6	2,210	142.20	64.8	92.08	132.71	65.5	86.98	5.9
Atlanta	7	2,625	197.10	68.6	135.13	188.61	70.5	132.97	1.6
International	5	1,953	165.19	69.8	115.31	151.61	72.0	109.21	5.6

All Regions	93	47,480	197.75	73.5	145.37	187.05	73.4	137.36	5.8

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of December 31, 2007		Quarter ended December 31, 2007			Quarter ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	40	23,518	$228.17	74.9%	$170.84	$211.89	75.2%	$159.37	7.2%
Suburban	27	10,580	161.97	64.8	104.92	150.43	66.0	99.32	5.6
Airport 16	15	6,557	147.82	73.2	108.17	143.60	72.0	103.32	4.7
Resort/Conference	11	6,825	248.16	62.7	155.72	243.71	65.0	158.29	(1.6)

All Types	93	47,480	206.00	70.6	145.50	194.12	71.2	138.27	5.2

	As of December 31, 2007		Year ended December 31, 2007			Year ended December 31, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	40	23,518	$210.60	77.1%	$162.32	$196.92	76.8%	$151.21	7.3%
Suburban	27	10,580	158.52	67.3	106.73	149.14	67.5	100.62	6.1
Airport 16	15	6,557	142.90	74.0	105.69	137.58	72.7	100.02	5.7
Resort/Conference	11	6,825	261.94	70.4	184.44	253.31	71.8	181.91	1.4

All Types	93	47,480	197.75	73.5	145.37	187.05	73.4	137.36	5.8

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel operating statistics.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Number of hotels	93	93	93	93
Number of rooms	47,480	47,480	47,480	47,480
Percent change in Comparable Hotel RevPAR	5.2%		5.8%
Operating profit margin under GAAP (b)	20.6%	17.8%	17.6%	15.8%
Comparable hotel adjusted operating profit margin (c)	28.0%	27.5%	27.6%	26.9%
Food and beverage profit margin under GAAP (d)	29.9%	29.3%	27.4%	26.6%
Comparable food and beverage adjusted profit margin (e)	30.6%	29.7%	28.1%	27.0%

Comparable hotel sales
Room	$791	$752	$2,514	$2,375
Food and beverage (g)	435	421	1,282	1,236
Other	86	81	275	256

Comparable hotel sales (f)	1,312	1,254	4,071	3,867

Comparable hotel expenses
Room	183	175	587	561
Food and beverage (i)	302	296	922	902
Other	50	47	156	151
Management fees, ground rent and other costs	410	391	1,283	1,212

Comparable hotel expenses (h)	945	909	2,948	2,826

Comparable hotel adjusted operating profit	367	345	1,123	1,041
Non-comparable hotel results, net (j)	133	118	356	248
Office buildings and select service properties, net (k)	10	9	9	8
Depreciation and amortization	(164)	(145)	(517)	(451)
Corporate and other expenses	(20)	(32)	(69)	(94)
Gain on insurance settlements	46	10	51	10

Operating profit	$372	$305	$953	$762

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	Food and beverage profit margin under GAAP is calculated as the food and beverage profit of $171 million and $161 million for the quarters ended December 31, 2007 and December 31, 2006, respectively, and $450 million and $391 million for the year ended December 31, 2007 and December 31, 2006, respectively, divided by the total food and beverage revenues per the consolidated statements of operations.
(e)	Comparable food and beverage adjusted profit margin is calculated as the comparable food and beverage adjusted profit of $133 million and $125 million for the quarters ended December 31, 2007 and December 31, 2006, respectively, and $360 million and $334 million for the year ended December 31, 2007 and December 31, 2006, respectively, divided by the comparable food and beverage sales per the table above.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(f)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues per the consolidated statements of operations	$1,809	$1,710	$5,426	$4,813
Non-comparable hotel sales	(454)	(423)	(1,306)	(903)
Hotel sales for the property for which we record rental income, net	14	16	50	53
Rental income for office buildings and select service hotels	(36)	(35)	(92)	(89)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(21)	(14)	(7)	(7)

Comparable hotel sales	$1,312	$1,254	$4,071	$3,867

(g)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Food and beverage sales per the consolidated statements of operations	$572	$550	$1,644	$1,472
Non-comparable food and beverage sales	(139)	(133)	(388)	(262)
Food and beverage sales for the property for which we record rental income	8	8	28	28
Adjustment for food and beverage sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(6)	(4)	(2)	(2)

Comparable food and beverage sales	$435	$421	$1,282	$1,236

(h)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Operating costs and expenses per the consolidated statements of operations	$1,437	$1,405	$4,473	$4,051
Non-comparable hotel expenses	(326)	(308)	(952)	(657)
Hotel expenses for the property for which we record rental income	13	15	50	53
Rent expense for office buildings and select service hotels	(26)	(26)	(83)	(81)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(15)	(10)	(5)	(5)
Depreciation and amortization	(164)	(145)	(517)	(451)
Corporate and other expenses	(20)	(32)	(69)	(94)
Gain on insurance settlements	46	10	51	10

Comparable hotel expenses	$945	$909	$2,948	$2,826

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(i)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Food and beverage expenses per the consolidated statements of operations	$401	$389	$1,194	$1,081
Non-comparable food and beverage expense	(99)	(94)	(288)	(194)
Food and beverage expenses for the property for which we record rental income	5	5	18	17
Adjustment for food and beverage expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(5)	(4)	(2)	(2)

Comparable food and beverage expenses	$302	$296	$922	$902

(j)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(k)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	December 31,
	2007	2006
Equity
Common shares outstanding	522.6	521.1
Common shares and minority held common OP Units outstanding	540.9	539.9
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0

Security pricing (per share price)
Common (a)	$17.04	$24.55
Class E Preferred (a)	$25.05	$26.59
3 1/4% Exchangeable Senior Debentures (b)	$1,153.19	$1,473.30
2 5/8% Exchangeable Senior Debentures (b)	$855.44	$—

Dividends declared per share for calendar year
Common (c)	$1.00	$.76
Class E Preferred (c)	$2.22	$2.22
Class C Preferred (d)	$—	$.86

Debt
Series K senior notes, with a rate of 7 1/8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	347	347
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/8% due November 2014	497	496
$500 million Exchangeable Senior Debentures, with a rate of 3 1/4 % due April 2024	496	495
$600 million Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027	592	—
Senior notes, with a rate of 10% due May 2012	7	13

Total senior notes	4,114	3,526
Mortgage debt (non-recourse) secured by $2.1 billion of real estate assets, with an average interest rate of 6.6% and 7.5% at December 31, 2007 and December 31, 2006, respectively, maturing through December 2023	1,423	2,014
Credit facility (e)	—	250
Other	88	88

Total debt	$5,625	$5,878

Percentage of fixed rate debt	100%	94%
Weighted average interest rate	6.0%	6.8%
Weighted average debt maturity	5.7 years	5.9 years

	Quarter ended December 31		Year ended December 31,
	2007	2006	2007	2006
Hotel Operating Statistics for All Properties (f)
RevPAR	$144.96	$134.97	$142.81	$133.48
Average daily rate	$204.99	$190.33	$194.71	$182.56
Average occupancy	70.7%	70.9%	73.3%	73.1%

(a)	Share prices are the closing price as reported by the New York Stock Exchange.
(b)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.
(c)	On December 17, 2007, the Company declared a regular quarterly common dividend of $.20 per share and a special dividend of $.20 per share for the fourth quarter. The Company also declared a fourth quarter preferred dividend of $.5546875 per share for its Class E cumulative redeemable preferred stock.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(d)	On May 19, 2006, the Company redeemed, at par, all of the shares of its 10% Class C cumulative redeemable preferred stock for approximately $151 million, including accrued dividends.
(e)	Currently, the Company has $600 million of available capacity under its credit facility.
(f)	The operating statistics reflect all consolidated properties as of December 31, 2007 and December 31, 2006, respectively, including the results of operations for nine properties sold in 2007 and seven properties sold in 2006 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconcillation of Net Income Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2007			Quarter ended December 31, 2006
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$291	522.5	$.56	$194	520.9	$.37
Adjustments:
Gains on dispositions, net of taxes	(25)	—	(.05)	(26)	—	(.05)
Gain on property insurance settlement (a)	(16)	—	(.03)	—	—	—
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	2	—	.01
Depreciation and amortization	164	—	.31	148	—	.28
Partnership adjustments	10	—	.02	10	—	.02
FFO of minority partners of Host LP (b)	(14)	—	(.03)	(12)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.7	—	—	2.0	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	6	30.5	(.03)	6	29.0	(.02)

FFO per diluted share (c)(d)	$415	553.7	$.75	$322	551.9	$.58

	Year ended December 31, 2007			Year ended December 31, 2006
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$718	522.1	$1.38	$718	481.8	$1.49
Adjustments:
Gains on dispositions, net of taxes	(164)	—	(.31)	(416)	—	(.87)
Gain on property insurance settlement (a)	(22)	—	(.04)	—	—	—
Amortization of deferred gains and other property transactions, net of taxes	(6)	—	(.01)	(1)	—	—
Depreciation and amortization	519	—	.99	462	—	.96
Partnership adjustments	30	—	.06	34	—	.07
FFO of minority partners of Host LP (b)	(37)	—	(.07)	(30)	—	(.06)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	(.01)	—	2.0	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	19	30.5	(.08)	19	29.0	(.05)
Assuming conversion of Convertible Subordinated Debentures	—	—	—	2	1.9	—

FFO per diluted share (c)(d)	$1,057	553.5	$1.91	$788	514.7	$1.53

(a)	Represents the gain during the period for the settlement of property insurance claims, including the gains that are included in discontinued operations related to hotels that we have sold.
(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(d)	FFO per diluted share was significantly affected by certain transactions. For further detail see “Schedule of Significant Transactions Affecting Earnings per Diluted Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2007		Quarter ended December 31, 2006
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemption and debt repayment (a)	$—	$—	$(18)	$(18)
Gain on hotel dispositions, net of taxes	25	—	26	—
Minority interest income (expense)	(1)	—	—	1

Total	$24	$—	$8	$(17)

Diluted shares	554.9	553.7	551.9	551.9
Per diluted share	$.04	$—	$.01	$(.03)

	Year ended December 31, 2007		Year ended December 31, 2006
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	$(46)	$(46)	$(22)	$(22)
Gain on hotel dispositions, net of taxes	164	—	416	—
Non-recurring Starwood acquisition costs (b)	—	—	(17)	(17)
Preferred stock redemptions (c)	—	—	(8)	(8)
Minority interest income (expense) (d)	(4)	2	(14)	2

Total	$114	$(44)	$355	$(45)

Diluted shares	554.7	553.5	483.8	514.7
Per diluted share	$.21	$(.08)	$.73	$(.09)

(a)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with debt prepayments, defeasances or refinancings during certain periods presented.
(b)	Represents non-recurring costs incurred in conjunction with the acquisition of the Starwood portfolio that are required to be expensed under GAAP, including start-up costs, bridge loan fees and expenses and the Company’s portion of a foreign currency hedge loss incurred by the European joint venture as the venture hedged a portion of its initial investment for the acquisition of six European hotels.
(c)	Represents the original issuance costs of $6 million and the incremental dividends of $2 million during the redemption notice period associated with the redemption of the Class C preferred stock in 2006.
(d)	Represents the portion of the significant transactions attributable to minority partners in Host LP.
(e)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (d). Accordingly, the total adjustments on the net income of Host LP were approximately $25 million and $8 million for the fourth quarter 2007 and 2006, respectively and approximately $118 million and $369 million for full year 2007 and 2006, respectively.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues
Rooms	$1,082	$1,016	$3,306	$2,925
Food and beverage	572	550	1,644	1,472
Other	113	102	356	297

Total hotel sales	1,767	1,668	5,306	4,694
Rental income	42	42	120	119

Total revenues	1,809	1,710	5,426	4,813

Expenses
Rooms	255	239	789	696
Food and beverage	401	389	1,194	1,081
Other departmental and support expenses	418	405	1,290	1,158
Management fees	99	84	270	223
Other property-level expenses	126	124	395	361
Depreciation and amortization	164	145	517	451
Corporate and other expenses	20	32	69	94
Gain on insurance settlement	(46)	(13)	(51)	(13)

Total operating costs and expenses	1,437	1,405	4,473	4,051

Operating profit	372	305	953	762
Interest income	10	11	37	33
Interest expense	(110)	(152)	(422)	(450)
Net gains (losses) on property transactions	1	(2)	6	1
Minority interest expense	(1)	(3)	(6)	(10)
Equity in earnings (losses) of affiliates	6	2	11	(6)

Income before income taxes	278	161	579	330
Benefit (provision) for income taxes	1	9	(3)	(5)

Income from continuing operations	279	170	576	325
Income from discontinued operations (b)	25	34	177	444

Net income	304	204	753	769
Less: Distributions on preferred units	(3)	(2)	(9)	(14)
Issuance costs of redeemed preferred units (c)	—	—	—	(6)

Net income available to common unitholders	$301	$202	$744	$749

Basic earnings per common unit:
Continuing operations	$.51	$.31	$1.05	$.61
Discontinued operations	.05	.06	.33	.89

Basic earnings per common unit	$.56	$.37	$1.38	$1.50

Diluted earnings per common unit:
Continuing operations	$.49	$.30	$1.02	$.61
Discontinued operations	.05	.06	.31	.88

Diluted earnings per common unit	$.54	$.36	$1.33	$1.49

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations.
(b)	Reflects the results of operations (including $7 million for the full year 2007 and $3 million for the fourth quarter and full year 2006, respectively, of gains on insurance settlements) and gains on sale, net of the related income tax, for nine properties sold in 2007 and seven properties sold in 2006.
(c)	Represents the original issuance cost associated with the redemption of the class C preferred units in 2006.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (a)

(unaudited, in millions)

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Net income	$304	$204	$753	$769
Interest expense	110	152	422	450
Depreciation and amortization	164	145	517	451
Income taxes	(1)	(9)	3	5
Discontinued operations (b)	1	4	3	15

EBITDA	578	496	1,698	1,690
Gains on dispositions	(24)	(26)	(163)	(418)
Amortization of deferred gains	(1)	2	(6)	(1)
Property insurance gains (c)	(16)	—	(22)	—
Equity investment adjustments:
Equity in (earnings) loss of affiliates	(6)	(2)	(11)	6
Pro rata Adjusted EBITDA of equity investments (a)	15	12	40	13
Consolidated partnership adjustments:
Minority interest expense	1	3	6	10
Pro rata Adjusted EBITDA of minority partners (a)	(7)	(7)	(21)	(22)

Adjusted EBITDA of Host LP	$540	$478	$1,521	$1,278

(a)	Effective with this earnings release, Host LP changed its methodology for calculating Adjusted EBITDA as it relates to both consolidated and unconsolidated entities. Specifically, Host will include its pro rata share of Adjusted EBITDA of non-consolidated entities and exclude its pro rata share of Adjusted EBITDA for the minority partners in consolidated entities. In previous filings, Host LP had included the cash distributions received from non-consolidated entities and deducted the cash distributions made to minority partners of consolidated entities in lieu of the pro rata Adjusted EBITDA measures now being presented. Under the previous definition of Adjusted EBITDA, the Company would have reported Adjusted EBITDA of $1,500 million and $1,283 million for the years ended December 31, 2007 and 2006, respectively, and would have reported Adjusted EBITDA of $531 million and $471 million for the quarters ended December 31, 2007 and 2006, respectively. For a further discussion, see Notes to Financial Information, Adjusted EBITDA.
(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(c)	Includes property insurance gains for all hotels, including those classified in the income statement as discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for First Quarter 2008 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	First Quarter 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$41	522.8	$.08
Adjustments:
Depreciation and amortization	119	—	.23
Gain on dispositions, net of taxes	(1)	—	—
Partnership adjustments	4	—	.01
FFO of minority partners of Host LP (b)	(5)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	4	30.5	(.01)

FFO per diluted share	$162	554.2	$.29

	High-end of Range
	First Quarter 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$46	522.8	$.09
Adjustments:
Depreciation and amortization	119	—	.23
Gain on dispositions, net of taxes	(1)	—	—
Partnership adjustments	5	—	.01
FFO of minority partners of Host LP (b)	(6)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	4	30.5	(.01)

FFO per diluted share	$167	554.2	$.30

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2008 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$559	519.5	$1.08
Adjustments:
Depreciation and amortization	515	—	.99
Gain on dispositions, net of taxes	(42)	—	(.08)
Partnership adjustments	35	—	.07
FFO of minority partners of Host LP (b)	(45)	—	(.09)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	19	32.4	(.08)

FFO per diluted share	$1,041	552.8	$1.88

	High-end of Range
	Full Year 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$613	519.5	$1.18
Adjustments:
Depreciation and amortization	515	—	.99
Gain on dispositions, net of taxes	(42)	—	(.08)
Partnership adjustments	37	—	.07
FFO of minority partners of Host LP (b)	(47)	—	(.09)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	19	32.4	(.08)

FFO per diluted share	$1,095	552.8	$1.98

(a)	The first quarter and full year 2008 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR, which includes the Starwood Portfolio, will increase 2% and 4% for the full year for the low and high ends of the forecasted range, respectively, and near the low end of this range for the first quarter.

•	Comparable hotel adjusted operating profit margins will range from a decrease of 25 basis points to an increase of 25 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	We do not anticipate any acquisitions will be made during 2008.

•	We expect to have hotel dispositions of approximately $250 million during 2008.

•	We expect to spend approximately $650 million on capital expenditures in 2008.

•	Fully diluted weighted average shares for FFO per diluted share and earnings per diluted share will be approximately 553 million for the full year.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2008. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•	the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income;

•	the amount and timing of debt prepayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income;

•	the number of shares of the Company’s common stock repurchased may change based on market conditions; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2008 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2008
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	16.3%	17.0%
Comparable hotel adjusted operating profit margin (c)	27.3%	27.8%

Comparable hotel sales
Room	$3,336	$3,398
Other	2,011	2,047

Comparable hotel sales (d)	5,347	5,445

Comparable hotel expenses
Rooms and other departmental costs	2,163	2,193
Management fees, ground rent and other costs	1,723	1,737

Comparable hotel expenses (e)	3,886	3,930

Comparable hotel adjusted operating profit	1,461	1,515
Non-comparable hotel results, net	7	7
Office buildings and select service properties, net	10	10
Depreciation and amortization	(517)	(517)
Corporate and other expenses	(76)	(76)

Operating profit	$885	$939

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2008. We have assumed that 116 hotels will be classified as comparable as of December 31, 2008. No assurances can be made as to the hotels that will be in the comparable hotel set for 2008. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2008 forecasts.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. For the 116 hotels that we assume will be classified as comparable as of December 31, 2007, we forecasted a decrease in margins of 25 basis points to an increase of 25 basis points over the comparable adjusted operating profit margin of 27.55%.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2008
	Low-end of range	High-end of range
Revenues	$5,429	$5,530
Non-comparable hotel sales	(43)	(46)
Hotel sales for the property for which we record rental income, net	54	54
Rental income for office buildings and select service hotels	(93)	(93)

Comparable hotel sales	$5,347	$5,445

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2008 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2008
	Low-end of range	High-end of range
Operating costs and expenses	$4,544	$4,591
Non-comparable hotel expenses	(36)	(39)
Hotel expenses for the property for which we record rental income	54	54
Rent expense for office buildings and select service hotels	(83)	(83)
Depreciation and amortization	(517)	(517)
Corporate and other expenses	(76)	(76)

Comparable hotel expenses	$3,886	$3,930

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2008 Forecasts (a)

(unaudited, in millions)

	Full Year 2008
	Low-end of range	High-end of range
Net income	$594	$650
Interest expense	350	350
Depreciation and amortization	517	517
Income taxes	6	5

EBITDA	1,467	1,522
Gains on dispositions	(42)	(42)
Equity investment adjustments:
Equity in earnings of affiliates	(16)	(16)
Pro rata Adjusted EBITDA of equity investments	50	50
Consolidated partnership adjustments:
Minority interest expense	10	10
Pro rata Adjusted EBITDA of minority partners	(19)	(19)

Adjusted EBITDA of Host LP	$1,450	$1,505

(a)	See the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2008 forecasts.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2007 ended on September 7, and the third quarter of 2006 ended on September 8, though both quarters reflect twelve weeks of operations. In contrast, the fourth quarter results for 2007 reflect 115 days of operations, while our fourth quarter results for 2006 reflect 114 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is that we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 40% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the fourth quarter of 2007 reflect 16 weeks of operations for the period from September 8, 2007 to December 28, 2007 for our Marriott-managed hotels and results from September 1, 2007 to December 31, 2007 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the fourth quarter of 2006 reflect 16 weeks of operations for the period from September 9, 2006 to December 29, 2006 for our Marriott-managed hotels and results from September 1, 2006 to December 31, 2006 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Hotel results for full year 2007 reflect 52 weeks for the period from December 30, 2006 to December 28, 2007 for our Marriott-managed hotels and results from January 1, 2007 to December 31, 2007 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2006 reflect 52 weeks for the period from December 31, 2005 to December 29, 2006 for our Marriott-managed hotels and results from January 1, 2006 to December 31, 2006 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL AND COMPARABLE HOTEL PLUS THE STARWOOD PORTFOLIO OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 119 hotels that we owned as of December 31, 2007, 93 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of December 31, 2007 are excluded from comparable hotel results for these periods:

•	23 consolidated hotels that we acquired from Starwood on April 10, 2006;

•	The Westin Kierland Resort & Spa (acquired in September 2006);

•	Atlanta Marriott Marquis (major renovation started in August 2005); and

•	New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

The operating results of the 16 hotels we disposed of in 2007 and 2006 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

In addition to comparable hotel RevPAR, we also have presented comparable hotel plus the Starwood portfolio RevPAR. This represents our comparable hotels (described above) plus the 23 hotels acquired from Starwood on April 10, 2006 that we own as of December 31, 2007. Accordingly, we have included the results of the Starwood portfolio for periods prior to our ownership in 2006 in the determination of the comparable hotel plus Starwood portfolio RevPAR. As properties managed by Starwood report results on a monthly basis, the fourth quarter RevPAR reflects the results of these hotels from September 1 through December 31 consistent with our treatment of reporting periods discussed previously. Given the significance of the Starwood portfolio to our operating results, we believe this supplemental presentation provides useful information to investors.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of February 19, 2008, Host owns approximately 97% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above.

Beginning in the fourth quarter and year ended 2007, we changed our methodology for calculating Adjusted EBITDA. Specifically, Host LP will now include its pro rata share of non-consolidated entities’ Adjusted EBITDA and will exclude the pro rata share of minority partners’ Adjusted EBITDA in its consolidated entities. In previous filings, we had included the cash distributions received from non-consolidated entities and deducted the cash distributions made to minority partners of consolidated entities in lieu of the pro rata Adjusted EBITDA measures now being presented. We considered several

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

factors prior to adjusting the methodology for calculating Adjusted EBITDA, and determined that using pro rata Adjusted EBITDA is more indicative of the performance of these investments and therefore would provide better information to investors for the following reasons:

•

The calculation of Adjusted EBITDA is consistent for all of our investments regardless of our ownership percentage and, accordingly, is a better reflection of our interest in the operating performance of these partnerships and joint ventures.

•

The previous methodology of including cash distributions from unconsolidated investments and excluding cash distributions to minority partners of consolidated investments is not a consistent measure of performance because the partnership may elect to retain cash for future acquisitions, capital expenditures or to make debt payments.

•

The calculation of pro rata Adjusted EBITDA for our consolidated and unconsolidated investments is more consistent with lodging industry practice and the pro rata treatment is consistent with the pro rata treatment of such investments under the NAREIT definition of FFO.

Below is a discussion of the items for which we adjust EBITDA, which describes the consolidated partnership adjustments and equity investment adjustments described above, as well as other adjustments that we have historically made to EBITDA.

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro-rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because it includes our minority partners’ pro-rata portion of depreciation, amortization and interest expense. We exclude the minority partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as we believe this more accurately reflects the minority owners interest in our consolidated partnerships. The pro rata Adjusted EBITDA of minority partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the minority partners’ positions in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.